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                                                                    EX-99.a.2(r)

          FORM OF CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY
                                     of the
                             UBS RELATIONSHIP FUNDS


                 Amendment to Agreement and Declaration of Trust


     Pursuant to Article III, Section 3.8 of the By-Laws, dated August 22, 1994, of the UBS Relationship Funds, a Delaware Business Trust (the "Trust"), the undersigned does hereby certify the following:

     1. He is the duly elected, qualified and acting Vice President and Assistant Secretary of the Trust.

     2. That as of July 29, 2002, the principal place of business of the Trust changed to One North Wacker Drive, Chicago, IL 60606 and that such references to the Trust's principal place of business as currently appear in the Trust's Agreement and Declaration of Trust, and, heretofore, may appear in its registration statements and in all other such documents to which such change may be deemed to apply be amended to reflect such change.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this __th day of _____, 2002.


(Trust Seal)

                                 ---------------------
                                 David M. Goldenberg
                                 Vice President and Assistant Secretary
                                 UBS Relationship Funds

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                                    EXHIBIT A

                                AMENDMENT TO THE
                      AGREEMENT AND DECLARATION OF TRUST OF
             THE UBS RELATIONSHIP FUNDS, DATED AS OF AUGUST 15, 1994
                           AS AMENDED ON MAY 20, 1996
                               (THE "DECLARATION")

The address given as The Principal Place Of Business Of The Trust Is:

     One North Wacker Drive, Chicago, IL 60606